News Release
2021-3Q
Contact
George Gomez-Quintero
Vice President, Financial Planning and Analysis
Investor.Relations@intelsat.com
+1 703 559 8878 (o)

Intelsat Announces Third Quarter 2021 Results

•Third quarter revenue was $526.1 million
•Third quarter net loss attributable to Intelsat S.A. was $145.7 million
•Third quarter Adjusted EBITDA of $283.3 million or 54% of revenue
•September 30, 2021 contracted backlog of $5.7 billion

Luxembourg, 4 November 2021
Intelsat S.A. ("Intelsat" or the "Company") (OTC: INTEQ), today announced financial results for the three months ended September 30, 2021.

Intelsat reported total revenue was $526.1 million and net loss attributable to Intelsat S.A. was $145.7 million for the three months ended September 30, 2021.

Intelsat reported EBITDA1, or earnings before net interest, taxes and depreciation and amortization, of $146.1 million and Adjusted EBITDA1 of $283.3 million, or 54% of revenue, for the three months ended September 30, 2021.

Intelsat’s Chief Executive Officer, Stephen Spengler, said, “We delivered strong quarterly sequential results despite the secular headwinds impacting the satellite industry. Network Services benefited from the continued recovery in North American airline travel resulting in higher in-flight connectivity revenues. Media was impacted by a large planned service migration from the Intelsat network onto customer-owned assets coupled with the ongoing business trends. The start of hosted payload service on our Galaxy 30 satellite and continued demand for our FlexMove land mobility managed services created positive momentum for our Government business.”

Spengler concluded, “Our team remains committed to delivering a superior customer experience while making critical investments to expand our ability to deliver mission critical services. We remain focused on executing the C-band relocation to secure accelerated payments, maintaining a high standard of operational excellence, and transforming our business. Investment in our next generation network, coupled with our unmatched scale and partnerships, will position us well to secure new business opportunities.”

Third Quarter 2021 Business Highlights
Intelsat provides critical communications infrastructure to customers in the network services, media and government sectors. Our customers use our services for broadband connectivity to deliver fixed and mobile telecommunications, enterprise, video distribution and fixed and mobile government applications.
Network Services
Network services revenue was $241.7 million (or 46% of Intelsat’s total revenue, which consolidates revenue from our commercial aviation business), for the three months ended September 30, 2021, an increase of 43% compared to the three months ended September 30, 2020. Factors positively impacting revenue included in- flight connectivity services and the expansion of services with mobility and network customers. The increase in revenue was partially offset by specific non-renewals and capacity and price reductions across our mobility and networks customer sets.
Media
Media revenue was $181.1 million (or 34% of Intelsat’s total revenue) for the three months ended September 30, 2021, a decrease of 11% compared to the three months ended September 30, 2020. The decline in media was primarily driven by a planned service migration by a specific customer from Intelsat's network to the customer's own network assets. Other factors impacting revenue were terminations and non-renewals reflecting industry trends. The declines in revenue were slightly offset by new business expansion.
Government
Government revenue was $95.0 million (or 18% of Intelsat’s total revenue) for the three months ended September 30, 2021, a 12% decrease compared to the three months ended September 30, 2020. The decline was largely due to a one-time equipment sale last year. The decline in revenue was partially offset by new hosted payload services on our Galaxy 30 satellite and increased demand for FlexMove land mobility managed services.
Average Fill Rate
Intelsat’s average fill rate as of September 30, 2021 on our approximately 1,620 36 MHz station-kept wide-beam transponders was 74%, similar to our average fill rate at June 30, 2021. In addition, as of September 30, 2021 our fleet included approximately 1,224 36 MHz equivalent transponders which is consistent with the prior quarter.
Contracted Backlog
At September 30, 2021, Intelsat’s contracted backlog, representing expected future revenue under existing contracts with customers, was $5.7 billion, as compared to $6.0 billion at June 30, 2021.
Financial Results for the Three Months Ended September 30, 2021
Total revenue for the three months ended September 30, 2021 increased by $36.6 million to $526.1 million, or an increase of 7 percent as compared to the three months ended September 30, 2020, primarily reflecting the consolidation of revenue from our commercial aviation business.
Direct costs of revenue (excluding depreciation and amortization) increased by $57.2 million, or
48 percent, to $177.2 million for the three months ended September 30, 2021, as compared to the three months ended September 30, 2020. The increase was primarily due to a $73.6 million increase in costs attributable to our commercial aviation business, partially offset by a $13.0 million decrease in equipment costs largely related to government customers incurred in 2020 and a $3.6 million decrease in staff-related expenses.
Selling, general and administrative expenses increased by $27.6 million, or 40 percent, to $96.8 million for the three months ended September 30, 2021, as compared to the three months ended September 30, 2020. The increase was primarily due to a $28.6 million increase in costs attributable to our commercial aviation business and a $4.4 million increase in staff-related expenses largely relating to our employee retention incentive plans, partially offset by a $6.5 million decrease in professional fees.
Depreciation and amortization expense decreased by $0.6 million, or less than 1%, to $162.0 million for the three months ended September 30, 2021, as compared to the three months ended September 30, 2020. Significant items impacting depreciation and amortization in the period included a decrease of $8.3 million in depreciation expense due to the timing of certain satellites becoming fully depreciated. This decrease was partially offset by an increase of $6.5 million in depreciation and amortization expense attributable to our commercial aviation business as well as an increase of $3.3 million in depreciation expense resulting from the impact of a certain satellite placed into service.
Other operating expense—C-band consists of reimbursable and non-reimbursable costs associated with our C-band spectrum relocation efforts. We incurred $17.9 million of C-band clearing related expenses for the three months ended September 30, 2021, with no material comparable amounts for the three months ended September 30, 2020.
Interest expense, net consists of the gross interest expense we incur, together with gains and losses on interest rate cap contracts we held that matured in February 2021 (which reflected the change in their fair value), offset by interest income earned and the amount of interest we capitalize related to assets under construction.
Interest expense, net decreased by $11.5 million, or 8 percent, to $126.6 million for the three months ended September 30, 2021, as compared to the three months ended September 30, 2020. This was primarily due to a decrease of $12.9 million due to higher capitalized interest primarily resulting from increased levels of satellites and related assets under construction, partially offset by a $4.8 million increase in interest expense primarily recognized on our senior secured credit facilities.
The non-cash portion of interest expense, net was $26.1 million for the three months ended September 30, 2021, primarily consisting of interest expense related to the significant financing component identified in customer contracts and amortization and accretion of discounts and premiums.
Other income, net was $10.2 million for the three months ended September 30, 2021, as compared to $3.1 million for the three months ended September 30, 2020. The net increase in other income primarily consisted of a $7.3 million gain from the conversion of stock warrants into common shares of a newly merged public company, and $1.8 million related to an amendment fee for a loan receivable.
Reorganization items reflect direct costs incurred in connection with our Chapter 11 restructuring activities. Reorganization items of $98.3 million for the three months ended September 30, 2021 primarily consisted of professional fees and financing fees related to our debtor-in-possession senior secured credit facilities. Reorganization items of $36.4 million for the three months ended September 30, 2020 primarily consisted of professional fees.
Income tax expense increased by $21.3 million to $2.6 million for the three months ended September 30, 2021, as compared to the three months ended September 30, 2020. The increase was principally attributable to higher income from our U.S. subsidiaries, withholding taxes on revenue earned in some of the non-U.S. jurisdictions in which we operate, and prior year adjustments from impacts of the Coronavirus Aid, Relief, and Economic Security (CARES) Act. Cash paid for income taxes, net of refunds, totaled $2.1 million and $0.1 million for the three months ended September 30, 2020 and 2021, respectively.
Net Income, Net Income per Diluted Common Share attributable to Intelsat S.A., EBITDA and Adjusted EBITDA
Net loss attributable to Intelsat S.A. was $145.7 million for the three months ended September 30, 2021, compared to a net loss of $15.9 million for the same period in 2020.

Net loss per diluted common share attributable to Intelsat S.A. was $(1.02) for the three months ended September 30, 2021, compared to net loss of $(0.11) per diluted common share for the same period in 2020.
EBITDA was $146.1 million for the three months ended September 30, 2021, compared to $266.7 million for the same period in 2020, reflecting lower interest expense, lower income, and higher reorganization fees as described above.
Adjusted EBITDA was $283.3 million for the three months ended September 30, 2021, or 54 percent of revenue, compared to $332.9 million, or 68 percent of revenue, for the same period in 2020.
Free Cash Flow Used In Operations1
Net cash provided by operating activities was $11.8 million for the three months ended September 30, 2021. Free cash flow used in operations was $187.1 million for the same period. Free cash flow from (used in) operations is defined as net cash provided by (used in) operating activities and other proceeds from satellites from investing activities, less payments for satellites and other property and equipment (including capitalized interest) from investing activities. Payments for satellites and other property and equipment from investing activities, net during the three months ended September 30, 2021 were $198.9 million.
____

1In this release, financial measures are presented both in accordance with U.S. GAAP and also on a non-U.S. GAAP basis. EBITDA, Adjusted EBITDA (or AEBITDA), free cash flow from (used in) operations and related margins included in this release are non-U.S. GAAP financial measures. Please see the condensed consolidated financial information below for information reconciling non-U.S. GAAP financial measures to comparable U.S. GAAP financial measures.

Conference Call Information
In light of the Company and certain of its subsidiaries’ decision to file voluntary petitions for relief (the "Chapter 11 Cases") under title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court"), the Company will not host a financial results conference call this quarter. Additional details regarding the Company's results and the bankruptcy proceedings are included in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2021, which was filed with the U.S. Securities and Exchange Commission ("SEC") earlier today, as well as the Company's other filings with the SEC. Additional operational and financial details are also available on our Investor Relations website at investors.intelsat.com.
About Intelsat
As the foundational architects of satellite technology, Intelsat S.A. (OTC: INTEQ) operates the world’s largest and most advanced satellite fleet and connectivity infrastructure. We apply our unparalleled expertise and global scale to connect people, businesses and communities, no matter how difficult the challenge. Intelsat is uniquely positioned to help our customers turn possibilities into reality – transformation happens when businesses, governments and communities use Intelsat’s next-generation global network and managed services to build their connected future. Imagine Here, with us, at Intelsat.com.
Intelsat Safe Harbor Statement:
Some of the information and statements contained in this earnings release and certain oral statements made from time to time by representatives of Intelsat constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that do not directly or exclusively relate to historical facts. When used in this earnings release, the words “may,” “will,” “might,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “outlook,” and “continue,” and the negative of these terms, and other similar expressions are intended to identify forward-looking statements and information. Forward-looking statements include statements regarding: the effects of the Chapter 11 Cases on our liquidity or results of operations or business prospects; our belief as to the likelihood of the cause of the failure of Intelsat 29e in 2019 occurring on our other satellites; our guidance regarding our expectation that the launches of our satellites in the future will position us for growth; our plans for satellite launches in the near to mid-term; our intention to maximize the value of our spectrum rights; our expectations as to our ability to comply with the final U.S. Federal Communications Commission (“FCC”) order regarding clearing C-band spectrum in North America, including the availability of adequate resources and funds required to comply and the receipt of accelerated clearing payments set forth in the FCC order; our belief that the scale of our fleet can reduce the financial impact of any satellite anomalies or launch failures and protect against service interruptions; our belief that the diversity of our revenue allows us to benefit from changing market conditions and lowers our risk from revenue fluctuations in our service applications and geographic regions; our belief that developing differentiated managed services and investing in related software- and standards-based technology will allow us to unlock opportunities that are essential to providing global broadband connectivity; and our assessments regarding how long satellites that have experienced anomalies in the past should be able to provide service on their transponders.
The forward-looking statements reflect Intelsat's intentions, plans, expectations, anticipations, projections, estimations, predictions, outlook, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat's control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Some of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements include: risks associated with operating our in-orbit satellites; satellite launch failures, satellite launch and construction delays and in-orbit failures or reduced satellite performance; potential changes in the number of companies offering commercial satellite launch services and the number of commercial satellite launch opportunities available in any given time period that could impact our ability to timely schedule future launches and the prices we pay for such launches; our ability to obtain new satellite insurance policies with financially viable insurance carriers on commercially reasonable terms or at all, as well as the ability of our insurance carriers to fulfill their obligations; possible future losses on satellites that are not adequately covered by insurance; U.S. and other government regulation; changes in our contracted backlog or expected contracted backlog for future services, including any supply chain disruptions; pricing pressure and overcapacity in the markets in which we compete; our ability to access capital markets for debt or equity; the competitive environment in which we operate; customer defaults on their obligations to us; the impact of the novel coronavirus ("COVID-19") pandemic on our business, the economic environment and our expected financial results; our expectations as to the benefits and impact on our future financial performance associated with the Company’s purchase of the equity of Gogo Inc.’s (“Gogo”) commercial aviation business; our ability to successfully integrate Gogo’s commercial aviation business; our international operations and other uncertainties associated with doing business internationally; litigation; risks, uncertainties, and increased administrative and legal costs related to the Chapter 11 Cases; our ability to improve our liquidity and long-term capital structure and address our debt service obligations through our restructuring; our ability to obtain timely approval by the Bankruptcy Court with respect to the motions that we have filed or will file in the Chapter 11 Cases, including those related to our debtor-in-possession financing (the "DIP Facility"); objections to the Company’s restructuring process or other pleadings filed that could protract the Chapter 11 Cases or interfere with the Company’s ability to consummate our restructuring; our ability to retain the exclusive right to propose a Chapter 11 plan of reorganization and our ability to achieve confirmation of such plan; our ability to develop, obtain support for, confirm and consummate a Chapter 11 plan of reorganization, including the proposed plan of reorganization the Company filed in the Bankruptcy Court on August 24, 2021, as may be modified or amended; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; our substantial level of indebtedness and related debt service obligations and restrictions, including those expected to be imposed by covenants in any exit financing, that may limit our operational and financial flexibility; the conditions to which our DIP Facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control; our ability to develop and execute our business plan during the pendency of the Chapter 11 Cases; potential delays in the Chapter 11 process due to the effects of the COVID-19 pandemic; and our ability to continue as a going concern and maintain relationships with regulators, suppliers, customers and employees, including the pending retirement and transition period of our current Chief Executive Officer, and other third parties as a result of such going concern during our restructuring. Known risks include, among others, the risks described in Intelsat’s Annual Report on Form 10-K for the year ended December 31, 2020 and its other filings with the

U.S. Securities and Exchange Commission; the political, economic, regulatory and legal conditions in the markets we are targeting for communications services or in which we operate; and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat's intentions, plans, expectations, anticipations, projections, estimations, predictions, outlook, assumptions and beliefs about the future, you are urged to view all forward-looking statements with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021
Revenue	$489,449	$526,095
Operating expenses:
Direct costs of revenue (excluding depreciation and amortization)	119,969	177,176
Selling, general and administrative	69,215	96,796
Depreciation and amortization	162,573	162,017
Other operating expense—C-band	298	17,867
Total operating expenses	352,055	453,856
Income from operations	137,394	72,239
Interest expense, net	(138,075)	(126,600)
Other income, net	3,067	10,196
Reorganization items	(36,367)	(98,316)
Loss before income taxes	(33,981)	(142,481)
Income tax benefit (expense)	18,650	(2,605)
Net loss	(15,331)	(145,086)
Net income attributable to noncontrolling interest	(600)	(604)
Net loss attributable to Intelsat S.A.	$(15,931)	$(145,690)
Net loss per common share attributable to Intelsat S.A.:
Basic	$(0.11)	$(1.02)
Diluted	$(0.11)	$(1.02)

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
($ in thousands)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021
Net loss	$(15,331)	$(145,086)
Add (Subtract):
Interest expense, net	138,075	126,600
Income tax expense (benefit)	(18,650)	2,605
Depreciation and amortization	162,573	162,017
EBITDA	$266,667	$146,136

EBITDA Margin	54%	28%

Note:

Intelsat calculates a measure called EBITDA to assess the operating performance of Intelsat S.A. EBITDA consists of earnings before net interest, loss (gain) on early extinguishment of debt, taxes and depreciation and amortization. Given our high level of leverage, refinancing activities are a frequent part of our efforts to manage our costs of borrowing. Accordingly, we consider loss (gain) on early extinguishment of debt an element of interest expense. EBITDA is a measure commonly used in the Fixed Satellite Services (“FSS”) sector, and we present EBITDA to enhance the understanding of our operating performance. We use EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and financial analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.
EBITDA is not a measure of financial performance under U.S. GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss), determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of cash flows, or as a measure of liquidity.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
($ in thousands)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021

Net loss	$(15,331)	$(145,086)
Add (Subtract):
Interest expense, net	138,075	126,600
Income tax expense (benefit)	(18,650)	2,605
Depreciation and amortization	162,573	162,017
EBITDA	266,667	146,136
Add:
Compensation and benefits(1)	15,484	21,369
Non-recurring and other non-cash items(2)	10,510	14,048
Reorganization items, net(3)	36,367	98,316
Interest expense, net	1,074	594
Depreciation and amortization	2,815	2,815
Adjusted EBITDA(4)(5)	$332,917	$283,278

Adjusted EBITDA margin	68%	54%

(1)Reflects non-cash expenses incurred relating to our equity compensation plans and expenses incurred relating to our employee retention incentive plans in connection with our Chapter 11 proceedings.
(2)Reflects certain non-recurring expenses, gains and losses and non-cash items, including the following: costs associated with our C-band spectrum relocation efforts; professional fees related to our liability management initiatives; merger and acquisition costs; certain research and development costs; amortization of supplemental type certificates; severance, retention and relocation payments; changes in fair value and gains on sales of certain investments; certain foreign exchange gains and losses; and other various non-recurring expenses.
(3)Reflects direct costs incurred in connection with our Chapter 11 restructuring activities. See Item 1, Note 2—Chapter 11 Proceedings, Ability to Continue as a Going Concern and Other Related Matters of Intelsat S.A.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the "Quarterly Report").
(4)Adjusted EBITDA included $26.2 million and $26.7 million for the three months ended September 30, 2020 and 2021, respectively, of revenue relating to the significant financing component identified in customer contracts in accordance with the adoption of ASC 606, Revenue from Contracts with Customers.
(5)Intelsat S.A. Adjusted EBITDA reflected $4.4 million and $4.8 million for the three months ended September 30, 2020 and 2021, respectively, of Adjusted EBITDA attributable to Intelsat Horizons-3 LLC, its subsidiaries and its proportionate share of Horizons 3. These entities are considered to be unrestricted subsidiaries under the definitions set forth in our applicable debt agreements.
Note:

Intelsat calculates a measure called Adjusted EBITDA to assess the operating performance of Intelsat S.A. Adjusted EBITDA consists of EBITDA as adjusted to exclude or include certain unusual items, certain other operating expense items and certain other adjustments as described in the table above. Our management believes that the presentation of Adjusted EBITDA provides useful information to investors, lenders and financial analysts regarding our financial condition and results of operations, because it permits clearer comparability of our operating performance between periods. By excluding the potential volatility related to the timing and extent of non-operating activities, our management believes that Adjusted EBITDA provides a useful means of evaluating the success of our operating activities. We also use Adjusted EBITDA, together with other appropriate metrics, to set goals for and measure the operating performance of our business, and it is one of the principal measures we use to evaluate our management’s performance in determining compensation under our incentive compensation plans. Adjusted EBITDA measures have been used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and to evaluate performance. Our management believes that the inclusion of Adjusted EBITDA facilitates comparison of our results with those of companies having different capital structures.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and our Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA should not be considered as an alternative to operating income (loss) or net income (loss), determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of cash flows, or as a measure of liquidity.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31, 2020	September 30, 2021
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,060,917	$636,510
Restricted cash	21,130	27,675
Receivables, net of allowances of $40,785 in 2020 and $32,949 in 2021	254,273	217,235
Receivables relating to C-band	405,171	1,035,578
Contract assets, net of allowances	39,774	42,447
Inventory	147,094	125,288
Prepaid expenses and other current assets	136,611	140,330
Total current assets	2,064,970	2,225,063
Satellites and other property and equipment, net	4,757,877	4,981,394
Goodwill	2,698,247	2,689,482
Non-amortizable intangible assets	2,295,000	2,295,000
Amortizable intangible assets, net	290,569	262,355
Contract assets, net of current portion and allowances	86,017	71,914
Other assets	605,001	727,862
Total assets	$12,797,681	$13,253,070
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$252,998	$279,122
Taxes payable	7,493	6,486
Employee-related liabilities	43,404	43,382
Accrued interest payable	17,747	19,094
Current maturities of long-term debt	5,903,724	6,162,315
Contract liabilities	157,320	858,941
Deferred satellite performance incentives	47,377	54,512
Other current liabilities	73,479	105,416
Total current liabilities	6,503,542	7,529,268
Contract liabilities, net of current portion	1,447,891	1,309,270
Deferred satellite performance incentives, net of current portion	138,116	121,439
Deferred income taxes	61,345	77,485
Accrued retirement benefits, net of current portion	129,837	113,452
Other long-term liabilities	262,900	315,939
Liabilities subject to compromise	10,168,518	10,169,243
Shareholders’ deficit:
Common shares, nominal value $0.01 per share	1,421	1,422
Paid-in capital	2,573,840	2,577,607
Accumulated deficit	(8,416,410)	(8,889,282)
Accumulated other comprehensive loss	(80,322)	(77,261)
Total Intelsat S.A. shareholders’ deficit	(5,921,471)	(6,387,514)
Noncontrolling interest	7,003	4,488
Total liabilities and shareholders’ deficit	$12,797,681	$13,253,070

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)

	Three months Ended September 30, 2020	Three months Ended September 30, 2021
Cash flows from operating activities:
Net loss	$(15,331)	$(145,085)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	162,573	162,018
Provision for expected credit losses	6,818	5,866
Foreign currency transaction losses	403	2,786
Loss on disposal of assets	—	2
Share-based compensation	2,919	6,665
Deferred income taxes	(911)	1,933
Amortization of discount, premium, issuance costs and related costs	2,412	2,581
Debtor-in-possession financing fees	—	46,944
Amortization of actuarial loss and prior service credits for retirement benefits	659	1,063
Unrealized losses on derivative financial instruments	23	—
Unrealized (gains) losses on investments and loans held-for-investment	(17)	(10,065)
Amortization of supplemental type certificate costs	—	2,151
Other non-cash items	—	(3)
Changes in operating assets and liabilities:
Receivables	1,503	234
Prepaid expenses, contract and other assets	(39,167)	(2,442)
Accounts payable and accrued liabilities	33,085	(23,485)
Accrued interest payable	(62)	1,060
Contract liabilities	(22,372)	(19,086)
Accrued retirement benefits	(3,986)	(5,006)
Other long-term liabilities	11,686	(16,315)
Net cash provided by operating activities	140,235	11,816
Cash flows from investing activities:
Capital expenditures (including capitalized interest)	(220,060)	(198,909)
Acquisition of loans held-for-investment	(1,150)	—
Loan amendment fees received	—	1,800
Proceeds from principal payments on loans held-for-investment	249	105
Acquisition of intangible assets	—	(1,275)
Net cash used in investing activities	(220,961)	(198,279)
Cash flows from financing activities:
Proceeds from debtor-in-possession financing	—	1,250,000
Repayments of debtor-in-possession financing	—	(1,000,000)
Debtor-in-possession financing fees	—	(46,944)
Principal payments on deferred satellite performance incentives	(6,233)	(7,938)
Dividends paid to noncontrolling interest	(3,080)	(1,440)
Net cash provided by (used in) financing activities	(9,313)	193,678
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(596)	(1,956)
Net change in cash, cash equivalents and restricted cash	(90,635)	5,259
Cash, cash equivalents, and restricted cash, beginning of period	1,110,985	658,926
Cash, cash equivalents, and restricted cash, end of period	$1,020,350	$664,185

Supplemental cash flow information:
Cash paid for reorganization items included in cash flows from operating activities	$25,070	$60,958
Interest paid, net of amounts capitalized	109,395	99,330
Income taxes paid, net of refunds	2,089	118
Supplemental disclosure of non-cash investing activities:
Accrued capital expenditures	$(13,221)	$(10,938)
Purchase price adjustment	$—	$7,843

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
UNAUDITED RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW FROM (USED IN) OPERATIONS
($ in thousands)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021
Net cash provided by operating activities	$140,235	$11,816
Payments for satellites and other property and equipment (including capitalized interest)	(220,060)	(198,909)
Free cash flow used in operations	$(79,825)	$(187,093)

Note:

Free cash flow from (used in) operations consists of net cash provided by (used in) operating activities and other proceeds from satellites from investing activities, less payments for satellites and other property and equipment (including capitalized interest) from investing activities. Free cash flow from (used in) operations is not a measurement of cash flow under U.S. GAAP. Intelsat believes free cash flow from (used in) operations is a useful measure of financial performance that shows a company’s ability to fund its operations. Free cash flow from (used in) operations is used by Intelsat in comparing its performance to that of its peers and is commonly used by financial analysts and investors in assessing performance. Free cash flow from (used in) operations does not give effect to cash used for debt service requirements and thus does not reflect funds available for investment or other discretionary uses. Free cash flow from (used in) operations is not a measure of financial performance under U.S. GAAP, and free cash flow from (used in) operations may not be comparable to similarly titled measures of other companies. You should not consider free cash flow from (used in) operations as an alternative to operating income (loss) or net income (loss), determined in accordance with U.S. GAAP, as an indicator of Intelsat’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of cash flows, or as a measure of liquidity.

INTELSAT S.A. (DEBTOR-IN-POSSESSION)
SUPPLEMENTARY TABLE
REVENUE BY CUSTOMER SET
($ in thousands)

By Customer Set
	Three Months Ended September 30, 2020		Three Months Ended September 30, 2021		Increase (Decrease)	Percentage Change
Network services	$169,594	35%	$241,737	46%	$72,143	43%
Media	203,552	42%	181,069	34%	(22,483)	(11)%
Government	107,981	22%	95,008	18%	(12,973)	(12)%
Satellite-related services	8,322	2%	8,281	2%	(41)	—%
	$489,449		$526,095		$36,646	7%